EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Littelfuse, Inc. Long-Term Incentive Plan of our reports dated February 26, 2010, with respect to the consolidated financial statements and schedule of Littelfuse Inc. included in its Annual Report (Form 10-K) for the year ended January 2, 2010, and the effectiveness of internal control over financial reporting of Littelfuse Inc. filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

Chicago, Illinois
May 19, 2010